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                                                                    EXHIBIT 4.27

                                EIGHTH AMENDMENT
                                       TO
                         RECEIVABLES PURCHASE AGREEMENT

               THIS EIGHTH AMENDMENT, dated as of August 8, 2002 (this "Amendment"), to the Receivables Purchase Agreement dated as of May 14, 1999 (as in effect on the date hereof, the "Receivables Purchase Agreement"), among AMERISOURCE RECEIVABLES FINANCIAL CORPORATION, a Delaware corporation (the "Seller"), AMERISOURCE CORPORATION, a Delaware corporation (the "Servicer" or "AmeriSource"), AMERISOURCE HEALTH CORPORATION, a Delaware corporation (the "Guarantor"), DELAWARE FUNDING CORPORATION, a Delaware corporation (with its successors and assigns, the "Buyer"), and JPMORGAN CHASE BANK, a banking corporation organized under the laws of the State of New York, as administrative agent (with its successors and assigns, the "Administrative Agent") for the Owners (as defined in the Receivables Purchase Agreement), is by and among the parties listed above. Unless otherwise defined in this Amendment, capitalized terms shall have the meanings assigned to such terms in the Receivables Purchase Agreement.

                                 R E C I T A L S

               WHEREAS, the parties to the Receivables Purchase Agreement wish to make certain amendments to the Receivables Purchase Agreement as set forth herein.

               NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and for good and sufficient consideration, the parties hereto, intending to be legally bound, do hereby agree as follows:

         SECTION 1. Amendments to Section 1.01 of the Receivables Purchase Agreement.

         (i)   The defined term "Dilution Reserve Percentage" appearing in
         Section 1.01 of the Receivables Purchase Agreement is hereby deleted and replaced with the following:

         "Dilution Reserve Percentage" shall mean, for any Monthly Period (as calculated in the Monthly Report required to be delivered in the month following such Monthly Period), a percentage calculated as of the last day of such Monthly Period, equal to the greater of (i) 7% and (ii) the product of:

                       ((2.0 * ED) + ((DS - ED) * DS / ED)) * DP

         Where:

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         ED  =  the average of the Dilution Ratios during the preceding twelve
         Monthly Periods ending on the last day of the Monthly Period for which such Dilution Percentage is established;

         DS = the highest Dilution Ratio for any Monthly Period during the preceding twelve consecutive Monthly Periods ending on the last day of the Monthly Period for which such Dilution Reserve Percentage is established;

         DP = a fraction the numerator of which is the product of (i) the aggregate amount of all Receivables which arose during such Monthly Period and (ii) DSO divided by 30, and the denominator of which is the Net Receivables Balance as of the last day of such Monthly Period; and

         DSO  =  the number of calendar days equal to the product of (i) 91 and
         (ii) a fraction the numerator of which is the Net Receivables Balance as of the last day of such Monthly Period, and the denominator of which is the aggregate amount of all Receivables which arose during the preceding three consecutive Monthly Periods ending on the last day of the Monthly Period for which such Dilution Reserve Percentage is established.

         (ii) The defined terms "Dilution Spike" and "Expected Dilution" are hereby deleted from Section 1.01 of the Receivables Purchase Agreement.

         SECTION 2. Addition of New Section 2.06A to the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby amended by inserting the following new Section 2.06A immediately after Section 2.06 therein:

         Section 2.06A. Pooled Funding of Net Investment. Notwithstanding anything to the contrary contained in this Agreement, if the Buyer funds all or a portion of the Net Investment through the issuance of Commercial Paper, it may (in its sole discretion) elect to do so through the issuance of Commercial Paper tranches the proceeds of which are not used exclusively for the purpose of funding the Net Investment hereunder (a "Pooled Funding"). To the extent the Buyer (in the exercise of its sole discretion) funds all or a portion of the Net Investment on a Pooled Funding basis, (i) the Seller shall have no right to request Tranche Periods, (ii) the Tranche Rate for the portion of the Net Investment funded on a Pooled Funding basis shall be, for each day, the rate equivalent of the weighted average of the rates payable on all Commercial Paper of the Buyer issued on a Pooled Funding basis on such day, converted (as necessary) to an annual yield equivalent rate on the basis of a 360-day year, which rates shall include any dealer's discount or fees and any other fees attributable thereto, (iii) the portion of the Net Investment funded on a Pooled Funding basis shall be deemed to be allocated to a Tranche with a Tranche Period maturing on the last calendar day of each calendar month, (iv) if the report delivered by the Administrative Agent to the Seller pursuant to Section 2.07 includes an estimate with respect to a Tranche funded on a Pooled Funding basis, the Administrative Agent shall deliver a revised report to the Seller on or before the last calendar day of the applicable calendar month and the Seller shall pay the Discount shown thereon on the last calendar

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         day of such calendar month, and (v) the other terms and provisions of this Agreement shall be construed and applied in a manner consistent with this Section 2.06A (whether or not such terms and provisions are referenced with specificity in this Section 2.06A) and all Pooled Funding shall be administered by the Administrative Agent in accordance with its general policies and procedures applicable to Pooled Funding.

         SECTION 3. Receivables Purchase Agreement in Full Force and Effect, as Amended. Except as specifically stated herein, all of the terms and conditions of the Receivables Purchase Agreement shall remain in full force and effect. All references to the Receivables Purchase Agreement in any Purchase Document or any other document or instrument shall be deemed to mean the Receivables Purchase Agreement, as amended by this Amendment. This Amendment shall not constitute a novation of the Receivables Purchase Agreement, but shall constitute an amendment thereto. The parties hereto agree to be bound by the terms and obligations of the Receivables Purchase Agreement, as amended by this Amendment, as though the terms and obligations of the Receivables Purchase Agreement were set forth herein.

         SECTION 4. Effectiveness. This Amendment shall become effective as of the date hereof, upon receipt by the Administrative Agent of an executed counterpart of this Amendment from each party hereto (including the acknowledgement and consent of JPMorgan Chase Bank, as Agent for the APA Purchasers).

         SECTION 5. Counterparts. This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts (including by way of facsimile transmission), each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

         SECTION 6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                            [Signature Page Follows]

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above set forth.

                                   DELAWARE FUNDING CORPORATION

                                   By: JPMorgan Chase Bank, as attorney-in-fact
                                       for Delaware Funding Corporation

                                   By _______________________________________
                                      Name:
                                      Title:

                                   JPMORGAN CHASE BANK, as Administrative Agent

                                   By _______________________________________
                                      Name:
                                      Title:

                                   AMERISOURCE RECEIVABLES FINANCIAL CORPORATION

                                   By _______________________________________
                                      Name:
                                      Title:

                                   AMERISOURCE CORPORATION

                                   By _______________________________________
                                      Name:
                                      Title:

                                   AMERISOURCE HEALTH CORPORATION

                                   By _______________________________________
                                      Name:
                                      Title:

ACKNOWLEDGED AND CONSENTED TO:

JPMORGAN CHASE BANK, as Agent
for the APA Purchasers

By__________________________
   Name:
   Title:

    [Signature Page to Eighth Amendment to AmeriSource Receivables Purchase
                                   Agreement]